UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 15, 2018

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

300 Vesey Street

New York, NY 10282

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02                                  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)

On November 15, 2018, it was announced that President Donald J. Trump nominated General John P. Abizaid (Ret.) to serve as Ambassador Extraordinary and Plenipotentiary of the United States of America to the Kingdom of Saudi Arabia.  General Abizaid’s appointment to this position will be subject to ratification and confirmation by the United States Senate.  If General Abizaid is confirmed, Virtu Financial, Inc. (the “Company”) expects that General Abizaid will resign from the board of directors (the “Board”) of the Company and the Board’s Nominating and Corporate Governance Committee and Compensation Committee, effective upon the date of confirmation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ JUSTIN WALDIE
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: November 21, 2018